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                                                                    EXHIBIT 10

                            [ROPES & GRAY LETTERHEAD]






                   WRITER'S DIRECT DIAL NUMBER: (202) 626-3925


                                December 29, 1997




Schwab Capital Trust
c/o Charles Schwab Investment
         Management, Inc.
101 Montgomery Street
San Francisco, California  94104

Gentlemen:

         You have registered under the Securities Act of 1933, as amended (the "1933 Act") an indefinite number of shares of beneficial interest ("Shares") of Schwab Capital Trust ("Trust"), as permitted by Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). You propose to file a post-effective amendment on Form N-1A (the "Post-Effective Amendment") to your Registration Statement as required by Section 10(a)(3) of the 1933 Act and the Rules thereunder and Section 8(b) of the 1940 Act and the rules thereunder.

         We have examined your Agreement and Declaration of Trust on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston. We have also examined a copy of your Bylaws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the issue and sale of the authorized but unissued Shares of the Trust have been duly authorized under Massachusetts law. Upon the original issue and sale of your authorized but unissued Shares of the Trust and upon receipt of the authorized consideration therefor in an amount not less than the net asset value of the Shares of the Trust established and in force at the time of their sale (plus any applicable sales charge), the Shares of the Trust issued will be validly issued, fully paid and non-assessable.



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         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of a particular series of shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the filing of the Post-Effective Amendment. We consent to the filing of this opinion with and as part of your Post-Effective Amendment.

                                   Sincerely,


                                  /s/ Ropes & Gray

                                  Ropes & Gray